                                                                    Exhibit 2.25


                            SHARE PURCHASE AGREEMENT

                                  by and among

                          INTERSIL HOLDING CORPORATION

                                  INTERSIL B.V.


                              NO WIRES NEEDED B.V.


                               GILDE IT FUND B.V.


                                   PARNIB B.V.


                                3COM CORPORATION


                                  KENNET 1 L.P.


                              HANS B. VAN DER HOEK


                                       and


             THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGES HERETO.





                              Dated April 27, 2000

                                TABLE OF CONTENTS

ARTICLE I         HE ACQUISITION..................................................................................2

         1.1.     Purchase and Sale of the Shares.................................................................2
         1.2.     Consideration for the Shares....................................................................2
         1.3.     Delivery and Payment............................................................................2
         1.4.     Exchange Agreement..............................................................................2
         1.5.     Payment Obligations.............................................................................3

ARTICLE II        THE CLOSING.....................................................................................3

         2.1.     Date of Closing.................................................................................3

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..............................................3

         3.1.     Corporate Organization..........................................................................3
         3.2.     Authority; Absence of Conflicts.................................................................4
         3.3.     Outstanding Capital Stock.......................................................................4
         3.4.     Financial Statements............................................................................5
         3.5.     Absence of Undisclosed Liabilities; Indebtedness................................................5
         3.6.     Absence of Material Changes.....................................................................6
         3.7.     Real Property...................................................................................8
         3.8.     Tangible Personal Property......................................................................8
         3.9.     Accounts Receivable.............................................................................8
         3.10.    Accounts Payable................................................................................9
         3.11.    Euro Compliance.................................................................................9
         3.12.    Contracts.......................................................................................9
         3.13.    Legal Proceedings..............................................................................11
         3.14.    Labor Matters..................................................................................11
         3.15.    Employee Benefit Plans.........................................................................11
         3.16.    Environmental Matters..........................................................................12
         3.17.    Tax Matters....................................................................................14
         3.18.    Insurance......................................................................................15
         3.19.    Books and Records..............................................................................15
         3.20.    Brokers' or Finders' Fees......................................................................16
         3.21.    Material Customers and Suppliers...............................................................16
         3.22.    Bank Accounts: Powers of Attorney..............................................................16
         3.23.    Intellectual Property Rights...................................................................17
         3.24.    Compliance with Laws: Permits and Licenses.....................................................17


         3.25.    Certain Business Practices: Potential Conflicts of Interest....................................18
         3.26.    Subsidies......................................................................................18
         3.27.    HSR Act........................................................................................18
         3.28.    Disclosure.....................................................................................18
         3.29.    Material Consents..............................................................................19

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF HOLDING AND BUYER............................................19

         4.1.     Organization and Corporate Power...............................................................19
         4.2.     Authority; Absence of Conflicts................................................................19
         4.3.     Outstanding Capital Stock; Issuance of Shares..................................................20
         4.4.     Legal Proceedings..............................................................................20
         4.5.     Brokers' or Finders' Fees......................................................................20
         4.6.     Financial Statements...........................................................................20

ARTICLE V         COVENANTS......................................................................................21

         5.1.     Confidentiality................................................................................21
         5.2.     Lock-up........................................................................................21
         5.3.     US Securities Registration.....................................................................21

ARTICLE VI        CLOSING DELIVERIES.............................................................................22

         6.1.     Documents being delivered by the Parties at Closing............................................22

ARTICLE VII       MISCELLANEOUS..................................................................................23

         7.1.     Expenses.......................................................................................23
         7.2.     Attorneys' Fees................................................................................23
         7.3.     Brokers........................................................................................23
         7.4.     Notices........................................................................................23
         7.5.     Transfer Taxes.................................................................................25
         7.6.     Successors and Assigns.........................................................................25
         7.7.     Entire Agreement and Modification..............................................................25
         7.8.     Certain Interpretive Matters...................................................................26
         7.9.     Governing Law..................................................................................26
         7.10.    Counterparts...................................................................................26
         7.11.    Further Assurances.............................................................................26
         7.12.    Severability...................................................................................26
         7.13.    No Recourse....................................................................................26
         7.14.    Public Statements..............................................................................27
         7.15.    Specific Performance...........................................................................27
         7.16.    Notary.........................................................................................27

                                    SCHEDULES

Exhibit 1                               Individual Shareholders
Exhibit 2                               Shareholders
Exhibit 3                               Optionholders
Schedule 1.2                            Share Purchase Price; Exchange Ratio Formula
Schedule 1.4                            Holding Company Stock
Schedule 3.1(a)                         Qualified Jurisdictions
Schedule 3.2 (b)                        Conflicts
Schedule 3.3 (b)                        Optionholders
Schedule 3.4 (i)                        Unaudited Consolidated Balance Sheet 12/31/99
Schedule 3.4 (ii)                       Unaudited Financial Statements
Schedule 3.5                            Liabilities; Indebtedness
Schedule 3.6                            Material Changes
Schedule 3.6 (1)                        NWN 2000 Fiscal Year Budget
Schedule 3.7 (b)                        Leased Real Property
Schedule 3.8 (a)                        Tangible Personal Property
Schedule 3.8 (b) (i)                    Material Tangible Personal Property Leases
Schedule 3.8 (b) (ii)                   Defaults Material Tangible Personal Property Leases
Schedule 3.9                            Accounts Receivable
Schedule 3.10                           Accounts Payable
Schedule 3.11                           Euro Compliance
Schedule 3.12 (a)                       Contracts
Schedule 3.12 (b)                       Contracts Near Relatives
Schedule 3.12 (c)                       Defaults Material Contracts
Schedule 3.13                           Legal Proceedings
Schedule 3.14                           Labor Matters
Schedule 3.15 (b)                       Benefit Plans
Schedule 3.15 (c)                       Material Changes Compensation due to Employees
Schedule 3.15(e)                        Claims under Benefit Plans
Schedule 3.16                           Environmental Matters
Schedule 3.17 (a)                       Tax Returns to be filed; Taxes due

Schedule 3.17 (b)                       Pending Audits
Schedule 3.17 (d)                       income and Franchise Tax Returns
Schedule 3.17 (e)                       Tax Claims
Schedule 3.17 (g)                       Tax Entity
Schedule 3.18 (i)                       Insurances
Schedule 3.18 (ii)                      Claims under Insurances Policies
Schedule 3.19                           Books and Records not located on the Premises of the Company
Schedule 3.20                           Brokers' or Finders' Fees
Schedule 3.21 (a) (i)                   Material Customers
Schedule 3.21 (a) (ii)                  Changes to Material Customers
Schedule 3.21 (b) (i)                   Material Suppliers
Schedule 3.21 (b) (ii)                  Changes to Material Suppliers
Schedule 3.22                           Bank Accounts; Powers of Attorney
Schedule 3.23 (a) (i)                   Intellectual Property
Schedule 3.23 (a) (ii)                  License Agreements
Schedule 3.23 (a) (iii)                 Restrictions on Intellectual Property
Schedule 3.23 (b)                       Licenses
Schedule 3.24 (a)                       Claims
Schedule 3.24 (b)                       Missing Permits
Schedule 3.24 (c)                       Permits
Schedule 3.25 (b)                       Potential Conflicts of Interest
Schedule 3.26                           Subsidies
Schedule 3.29                           Material Consents
Schedule 4.6                            Holding Financial Statements
Schedule 5.2 (i)                        Shareholders with Lock-Up of 60%
Schedule 5.2 (ii)                       Shareholders with Lock-Up of 100%


                                                                  EXECUTION COPY


                            SHARE PURCHASE AGREEMENT


                  THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 27th day of April 2000, by and among (i) Intersil Holding Corporation, a Delaware corporation ("Holding"), (ii) Intersil B.V., a Netherlands corporation and indirect wholly-owned subsidiary of Holding ("Buyer"), (iii) No Wires Needed B.V., a Netherlands corporation (the "Company"), (iv) Gilde It Fund B.V., a Netherlands corporation, (v) Parnib B.V., a Netherlands corporation, (vi) 3Com Corporation, a California corporation,
(vii) Kennet I L.P., a limited partnership incorporated under the Limited Partnerships (Jersey) Law 1994, Channel Islands ("Kennet"), (viii) Hans B. van der Hoek ("Van der Hoek") a private individual residing in the Netherlands, and
(ix) the persons listed on Exhibit 1 (as from (iv) up to and including (ix) referred to as the "Shareholder" and collectively the "Shareholders").


                                    RECITALS:

                  WHEREAS, the parties listed on Exhibit 2 hereto (the "Shareholders") are the legal and beneficial owners of such number of shares in the capital of the Company, which shares represent all of the capital stock of the Company (the "Shares" or the "Company Capital Stock") set forth opposite such Shareholder's name on Exhibit 2.

                  WHEREAS, the persons listed on Exhibit 3 hereto (the "Optionholders") are the legal and beneficial owners of options (the "Options") to purchase the number of shares of Company Capital Stock (the "Option Shares") at the exercise prices set forth opposite each such Optionholder's name on
Exhibit 3.

                  WHEREAS, each of the Shareholders has granted to Van der Hoek, through a power of attorney ("Power of. Attorney") the power and authority to execute this Agreement and sell, assign, transfer and convey such Shareholder's interest in the Shares, as applicable, to the Buyer; and

                  WHEREAS, the Shareholders desire to sell and Buyer desires to purchase the Shares, and the Shareholders elect to receive shares of common stock of Holding (the "Holding Common Stock"), par value USD 0.01 (one cent US Dollar) per share and the Optionholders elect to receive Holding Common Stock, upon exercise of the Options pursuant to an exchange agreement (the "Exchange Agreement") between the Optionholders and Holding.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                 THE ACQUISITION

    1.1. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.1) each of the Shareholders (i) hereby sells and transfers to Buyer, and Buyer hereby purchases and acquires from each of the Shareholders, all right, title and interest of each of the Shareholders in and to the Shares, free and clear of all encumbrances. "Encumbrances" means mortgage, pledge, security interest, liens, claims, charge, license, conditional sales contract, restriction, reservation, options, right of first refusal, or other encumbrances of any nature whatsoever.

    1.2. Consideration for the Shares. The aggregate purchase price payable by Buyer for the Shares shall be established in accordance with Schedule 1.2 (the "Share Purchase Price") consisting of and payable in shares of Holding Common Stock.

    1.3. Delivery and Payment. At the Closing, each of the Shareholders, Holding, Buyer and the Company are executing a notarial deed transferring the Shares to Buyer, and the transfer is being registered in the Shareholders' register of the Company. Immediately thereafter, Holding on behalf of Buyer (a) is delivering Holding Common Stock to civil law notary Mr. P.G. van Druten (the "Notary"), for the benefit of the Shareholders, Holding Common Stock equal to 90% (ninety percent) of the Share Purchase Price, minus the premiums, fees and costs of Baker & McKenzie - Amsterdam office, SRS and FleetBoston Robertson Stephens International Limited mentioned under 7.1 hereunder (the "Transaction Costs") and (b) is delivering Holding Common Stock as soon as practicable but in any event within 15 business days of the Closing) to civil law notary Mr. H. van Wilsum (the "Escrow Agent") an amount, in Holding Common Stock, equal in value to 10% (ten percent) of the Share Purchase Price, such amount to be derived from the respective Shareholders' pro rata portions of the aggregate stock consideration set forth on Schedule 1.2, calculated based upon their respective ownership interests in the issued and outstanding Company Capital Stock (the "Escrow Funds"); such consideration to be held by the Escrow Agent pursuant to the terms of the Indemnification and Escrow Agreement attached hereto as Annex A (the "Escrow Agreement"). The number of Holding Common Stock to be transferred hereunder is determined in accordance with the formula listed on Schedule 1.2. The exchange ratio used in the formula shall have four decimal points. If fractions of Holding Common Stock cannot be issued, a number of Holding Common Stock will be issued rounded upwards to the nearest full number of shares. The Transaction Costs shall be paid on behalf of the Shareholders by Buyer and/or the Company within 15 days as from receipt of the respective invoices of the respective debtors.

    1.4. Exchange Agreement. On the terms and subject to the conditions of this Agreement, at the Closing each Optionholder and the Holding will enter into the Exchange Agreement, whereby each Optionholder agrees to receive that number of shares of Holding Common Stock set forth on Schedule 1.4 hereof in lieu of shares to purchase Company Common Stock upon exercise of such Optionholder's Options and payment of the applicable exercise price.

    1.5. Payment Obligations. The parties agree that upon delivery by Buyer of the Share Purchase Price (by way of delivery of Holding Common Stock) to the Notary and the Escrow Agent, pursuant to Section 1.3 hereof, Holding shall have fulfilled its payment obligations to each of the Shareholders, and shall have no obligations or liability to each of and any of the Shareholders for any payments under this Agreement.

                                   ARTICLE II

                                   THE CLOSING

    2.1. Date of Closing. The consummation of the purchase and sale of the Shares contemplated hereby (the "Closing") is taking place on May 26, 2000, at the offices of Baker & McKenzie in Amsterdam unless otherwise mutually agreed. The date on which the Closing is effected is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Article VI.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

         The Shareholders make the following representations and warranties to Holding and Buyer each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date.

    3.1. Corporate Organization.

         (a) For the purpose of this article III the term "Company" includes the Company's subsidiary and branches if and when applicable. The Company is a corporation duly organized and validly existing under the laws of its incorporation, and has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted or proposed to be conducted pursuant to existing plans. The Company is duly qualified or licensed to transact business in each of the jurisdictions where such qualification or licensing is required by reason of the nature or location of the properties and assets owned, leased or operated by it or the business conducted by it. The jurisdictions in which the Company is so qualified are listed on Schedule 3.1(a). The Company has provided to Holding complete and correct copies of the Deeds of Incorporation, as amended to date (certified by the competent authority of the jurisdiction of incorporation of the Company within 30 days of the date hereof).

    3.2. Authority; Absence of Conflicts.

         (a) The Company has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, subject to the limitations imposed on the Company by
Article 2:207c BW (Dutch Civil Code). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Managing Directors ("Bestuur") and the Supervisory Board of Directors ("Raad van Commissarissen") of the Company, and no other corporate actions on the part of the Company are necessary to authorize and approve the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Shareholders and, assuming this Agreement constitutes a valid and binding obligation of Holding and Buyer, constitutes the valid and binding obligation of the Company and each of the Shareholders, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

         (b) Except as set forth on Schedule 3.2(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (i) conflict with or violate any provision of the respective Deeds of Incorporation or other organizational documents of the Company, (ii) violate, conflict with or result in a breach of or default (or constitute any event which with the lapse of time or the giving of notice or both would constitute a breach or default) under any of the terms, conditions or provisions of any Material Contract (as defined in Section 3.12) to which the Company is a party or by which their respective assets or properties are bound, (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Material Contract to which the Company is a party or by which their respective assets are bound or in or with respect to the capital stock, business, assets or properties of the Company, (iv) result in the creation of any Encumbrance on the capital stock, business, assets or properties of the Company, (v) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling, treaty, convention or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal (each, a "Governmental Entity") to which the Company or any of their respective assets or properties are subject, or (vi) require the Company to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any third party, including, without limitation, any Governmental Entity ("Company Consents").

    3.3. Outstanding Capital Stock.

         (a) The authorized Company Capital Stock ("Maatschappelijk Kapitaal") consists of (i) 18,500,000 (eighteen million, five hundred thousand) shares of capital stock, nominal value NLG 0.05 per share, divided into 13,000,000 (thirteen million) common shares and 5,500,000 (five million, five hundred thousand) preferred convertible shares, of which (i) 2,491,837 (two million, four hundred and ninety-one thousand, eight hundred and thirty-seven) common shares are issued and outstanding and (ii) 3,375,128 (three million, three hundred and seventy-five thousand, one hundred and twenty-eight) preferred stock are issued and outstanding.

No other classes of capital stock of the Company are authorized or outstanding. All of the issued and outstanding shares of Company Capital Stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such shares has, been issued in violation of any preemptive rights of Shareholders. The Shareholders are the beneficial and legal owners of all of the issued and outstanding shares of Company Capital Stock, free and clear from any Encumbrances.

         (b) Except for the options for the purchase of 540,000 (five hundred and forty thousand) common shares of Company Capital Stock issued under the Company's Stock Option Plan, and the "Sprenger Option" for the purchase of 100,000 (one hundred thousand) common shares of Company Capital Stock, for there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company any shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind convertible into such capital stock or other security. Schedule 3.3(b) sets forth a list of such Optionholders and the respective number of Options held by each Optionholder. There are no stock appreciation or similar rights to participate in the value of the equity of the Company.

    3.4. Financial Statements. The Company has delivered to Holding true and complete copies of (a) the unaudited balance sheet of the Company of December 31, 1998 and the related statements of income, changes in Shareholders' equity, and cash flows for the year then ended, reviewed by the Company's independent public accounting firm, and (b) an unaudited balance sheet of the Company of December 31, 1999 and related statements of income, changes in Shareholders' equity, and cash flows for the period then ended, and (c) an unaudited balance sheet of the Company of March 31, 2000, (collectively, the "Financial Statements"). The unaudited balance sheet of December 31, 1999 (the "12/31/99 Balance Sheet") is attached hereto as Schedule 3.4(i). Except as set forth on
Schedule 3.4(ii), the Financial Statements have been prepared in accordance with Netherlands GAAP consistently applied throughout the periods involved and such balance sheets, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company at the dates indicated and such statements of income, changes in stockholders' equity and cash flow fairly present the results of operations, changes in stockholders' equity and cash flows of the Company for the periods indicated; provided, however, that the unaudited financial statements included in the Financial Statements do not contain footnotes and are subject to normal year-end adjustments (all of which are of a recurring nature). References in this Agreement to the "Balance Sheet" shall mean the 12/31/99 Balance Sheet of the Company referred to above, and references in this Agreement to the "Balance Sheet Date" shall be deemed to refer to December 31, 1999.

    3.5. Absence of Undisclosed Liabilities; Indebtedness. Except as set forth on Schedule 3.5 hereto, the Company has no direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, or responsibility, whether fixed or contingent, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, whether due or to become due and whether arising out of transactions entered into or any condition or state of facts existing on or prior to the date hereof (collectively, "Liabilities") except, (a) Liabilities set forth on the Balance Sheet and (b) Liabilities which have arisen after the date of the Balance Sheet Date in the ordinary course of business consistent with past practice, all of which are accurately and fairly reflected in the books and records of the Company and which will not, individually or in the aggregate, reasonably be expected to result in an adverse effect. Except as set forth on Schedule 3.5 hereto, the Company does not have any outstanding (a) indebtedness for borrowed money, (b) Liabilities evidenced by bonds, debentures, notes or other similar instruments, (c) Liabilities in respect of rent or other amounts due under a lease to which the Company is a party that is required to be classified and accounted for as a capitalized lease under Netherlands GAAP, (d) Liabilities incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations (excluding trade accounts payable arising in the ordinary course of business consistent with past practice), (e) Liabilities relating to the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, or (e) Liabilities in respect of guarantees by the Company of items referred to in clauses (a) through (d) above of other Persons (collectively, "Indebtedness"). There is no Indebtedness to Shareholders.

    3.6. Absence of Material Changes. Except as set forth on Schedule 3.6 hereto, since the Balance Sheet Date, the Company has conducted its business in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as set forth on Schedule 3.6 hereto and as otherwise contemplated by this Agreement, since the Balance Sheet Date the Company has not:

         (a) incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any Encumbrance, or paid any Liability, other than the payment of any Liabilities in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities, which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it, its business as now conducted or any of its assets or properties;

         (b) suffered any damage, destruction or loss of physical property or goods resulting in costs or expenses to the Company in excess in aggregate of USD 20,000 (twenty thousand USDollars), whether or not covered by insurance;

         (c) created, incurred, assumed or guaranteed any Indebtedness or subjected to any Encumbrance any of its assets or properties, tangible or intangible, except for in the normal course of business;

         (d) sold, assigned or transferred any of its assets or properties or compromised any of its Liabilities, except, in each such case, in the ordinary course of business consistent with past practice;

         (e) experienced any material adverse effect;

         (f) made any capital expenditures or capital additions or betterments in excess of an aggregate of USD 150,000 (one hundred fifty thousand USDollars); provided that the Company has timely made the capital expenditures contemplated by the Company's 2000 fiscal year budget, attached as Schedule 3.6 (f);

         (g) revalued any of its assets or properties;

         (h) made or suffered any amendment or termination of any Material Contract or waived or compromised any substantial debts or claims held by it, or waived or compromised any rights of substantial value, whether or not in the ordinary course of business;

         (i) made any change in any financial or tax accounting method, principle or practice (including, without limitation, practices regarding accrual methods or policies regarding reserves) or in its method of applying any such principle or practice;

         (j) paid any dividends or made any distributions (however characterized and whether payable in cash, additional shares of stock or other property) in respect of any shares of its capital stock;

         (k) repurchased or redeemed any shares of its capital stock;

         (l) issued any additional shares of its capital stock or granted any right, subscription, warrant, call, option or any other securities convertible into or exchangeable for shares of its capital stock or right to participate in the equity thereof;

         (m) increased the salaries or other compensation of, altered any bonus or incentive arrangement or made any advance or loan to, any officer, director or employee of the Company ("Employee");

         (n) provided any Employee with any increased security or tenure of employment;

         (o) increased the amounts payable to any Employee upon the termination of any such person's employment or upon the consummation of this transaction;

         (p) suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

         (q) adopted, amended or revised the terms of any Benefit Plan (as defined in Section 3.15) with respect to the benefits granted to or for the benefit of any of the present or former Employees thereunder, other than as required by law;

         (r) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character;

         (s) acquired (by merger, share exchange, consolidation, combination or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; or

         (t) entered into any agreement to do, or taken any steps toward doing, any of the foregoing.

    3.7. Real Property.

         (a) The Company has not owned in the past, and does not own presently, any real property.

         (b) Schedule 3.7(b) hereto sets forth a list of the real property leased by the Company (the "Leased Real Property"). The Company has made available to Holding true and correct copies of all leases, in the Company's possession relating to the Leased Real Property.

         (c) The leases of the Leased Real Property are in full force and effect, there are no material default by the Company under such lease, and, each such lease will remain in full force and effect following the Closing without any modification in the rights or obligations of the parties under such lease.

         (d) The Leased Real Property includes all material easements, rights-of-way and similar rights necessary to conduct the Company's business as presently conducted and to use all of its Leased Real Property as currently used. No such material easement or right will be breached by, nor will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement.

    3.8. Tangible Personal Property.

         (a) The Company has good title to all machinery and equipment, tools, spare and maintenance parts, furniture, vehicles and all other tangible personal property (collectively, the "Tangible Personal Property") owned or used by the Company, free and clear of any Encumbrance of any kind or nature whatsoever, except for Encumbrances disclosed elsewhere in this Agreement. Schedule 3.8(a) sets forth a complete and correct list of all Tangible Personal Property. All material items of Tangible Personal Property currently owned or used by the Company as of the date hereof are in good operating condition and repair, ordinary wear and tear excepted, are physically located at or about the Company's place of business and are owned outright, or validly leased by the Company and are sufficient to conduct the business of the Company as it is presently conducted.

         (b) Schedule 3.8(b)(i) hereto sets forth a complete and correct list of all material Tangible Personal Property leases to which the Company is a party, together with a brief description of the leased property. The Company has made available to Holding complete and correct copies of each lease (and any amendments thereto) listed on Schedule 3.8(b)(i). Except as set forth on
Schedule 3.8(b)(ii), (i) each such lease is in full force and effect, (ii) all lease payments due to date on any such lease have been paid, and the Company is not in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company under such lease, and (iii) there are no defaults alleged against the Company by any other party with respect to any such lease.

    3.9. Accounts Receivable. The accounts receivable and notes receivable (collectively, the "Accounts Receivable") reflected on the Balance Sheet are, and the Accounts Receivable of the Company created from and after the date of the Balance Sheet to the Closing Date will be, free and clear of any Encumbrance. Except as set forth on Schedule 3.9, all existing Accounts

Receivable of the Company (i) arose from bona fide sales of goods or services in the ordinary course of business consistent with past practice, (ii) are accurately and fairly reflected on the Balance Sheet or, with respect to Accounts Receivable of the Company created after the date thereof and through the date of this representation and warranty, are accurately and fairly reflected in the books and records of the Company, and consistent with past practices. To the knowledge of the Shareholders there is no reason to assume that any of the Accounts Receivable shall not be paid on terms consistent with past practices.

    3.10. Accounts Payable. Except as set forth on Schedule 3.10 hereto, all accounts payable of the Company (i) arose from bona fide purchases in the ordinary course of business and consistent with past practice, and (ii) are accurately and fairly reflected on the Balance Sheet or, with respect to accounts payable of the Company created after the Balance Sheet Date and through the date of this representation and warranty, are accurately and fairly reflected in the books and records of the Company consistent with past practices.

    3.11. Euro Compliance. Except as set forth on Schedule 3.11 Currency-Sensitive Systems are Euro Compliant. "Currency-Sensitive Systems" means any software, microcode or hardware system or component, including any business computer system or software application to support pricing, payment or accounting by the Company for goods and services in the unit of single currency as defined in Counsel Regulations (EC) No. 1103/97 of 17 June 1997 (the "Euro"). "Euro Data" means any data of any type that includes Euro currency information or which is otherwise derived from, dependent on or related to Euro currency information. "Euro Compliant" means, with respect to Currency-Sensitive Systems, that each such system accurately processes all Euro Data, without any loss of functionality or performance, including, but not limited to, calculating, comparing, sequencing, storing and displaying such Euro Data, when used with a stand alone system or in combination with other software or hardware.

    3.12. Contracts.

         (a) Except as set forth on Schedule 3.12(a) hereto the Company is not a party to, or subject to:

                  (i) any contract, agreement, license, lease arrangement or understanding, whether oral or written ("Contract"), or series of related Contracts, (A) which involves annual expenditures or receipts by the Company of more than USD 100,000 (one hundred thousand USDollars) or (B) which provides for performance, regardless of amounts, over a period in excess of one year after the date of such contract, arrangement or commitment;

                  (ii) any license or royalty Contract, whether as licensor or licensee;

                  (iii) any Contract with material suppliers or customers, distributors, agents and VAR's;

                  (iv) any note, bond, indenture, credit facility, mortgage, security agreement or other instrument or other Contract relating to or evidencing Indebtedness or a security interest in or mortgage on the assets of the Company;

                  (v) any warranty, indemnity or guaranty issued by the Company (other than customary product warranties provided by the Company in the ordinary course of business, a description of which is set forth on
         Schedule 3.12(a) and the form or forms of which have previously been provided to Holding);

                  (vi) any Contract for capital expenditures or the acquisition or construction of fixed assets;

                  (vii) any Contract granting to any Person the right to use any property or property right of the Company, including any lease;

                  (viii) any Contract granting to any Person a right of first refusal, first or similar preferential right to purchase or acquire any assets or properties of the Company;

                  (ix) any Contract restricting the right of the Company to engage in any business activity or to compete with any business;

                  (x) any joint venture, partnership or similar Contract;

                  (xi) any management service, investment advisory, investment banking, or other similar Contract;

                  (xii) any outstanding proxy, power of attorney or similar delegation of authority of the Company;

                  (xiii) any other material Contract not made in the ordinary course of business and consistent with past practice; or

                  (xiv) any outstanding offer or commitment to enter into any Contract of the nature described in subsections (i) through (xiii) of this Section 3.12.

         (b) Schedule 3.12(b) hereto contains an accurate and complete list of all Contracts - other than employment - and stock option agreements, which are currently in effect between the Company and any of the following: (i) each director, officer, shareholder or affiliate of the Company; (ii) the spouses, children, grandchildren, siblings, parents, grandparents, uncles, aunts, nieces, nephews or first cousins of any director or officer of the Company or the spouses of any of the foregoing Persons (collectively, "Near Relatives"); (iii) any trust for the benefit of any director or officer of the Company or any of their respective Near Relatives; and (iv) any Person owned or controlled by any director or officer of the Company or any of their respective Near Relatives. (The Contracts described in Schedule 3.12(a) and Schedule 3.12(b) are collectively referred to herein as "Material Contracts").

         (c) The Company has made available to Holding complete and correct copies of each written Material Contract (and any amendments thereto), and
Schedule 3.12(a) and Schedule 3.12(b) contain accurate summary descriptions of all oral Material Contracts. Except as set forth on Schedule 3.12(c) hereto (i) each Material Contract is in full force and effect, (ii) none of the Company, nor to the knowledge of the Shareholders, any other party is in default under any such contract, and no event has occurred which constitutes, or which with the lapse of time or the giving of notice or both would constitute, a default by the Company or, by any other party under such contract, and (iii) there are no defaults alleged against the Company by any other party with respect to any such Contract.

    3.13. Legal Proceedings. Except as set forth on Schedule 3.13 hereto, there are no suits, actions, proceedings (including, without limitation, arbitral and administrative proceedings), claims or governmental investigations or audits pending or, to the knowledge of the Shareholders, threatened, by or against the Company, or its properties, assets or business, Employees or agents in connection with the business of the Company. There are no such suits, actions, proceedings, claims or investigations pending or, to the knowledge of the Shareholders, threatened, challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the transactions contemplated hereby. Except as set forth on Schedule 3.13, there is no judgment, order, writ, injunction, decree or award (whether issued by a Governmental Entity or otherwise) to which the Company is a party or otherwise subject, or involving the property, assets or business of the Company, which is unsatisfied or which requires continuing compliance therewith by the Company.

    3.14. Labor Matters. Except as set forth on Schedule 3.14 no union, works council or other labor organization is certified or recognized as collective bargaining agent to represent any Employees and the Shareholders do not have knowledge of any campaign currently in progress to seek representation with respect to any Employees. The Company is not a party to, the subject of, involved in or, to the knowledge of the Shareholders, threatened by any labor dispute, unfair labor practice charge, strike, work stoppage, work slowdown, picketing, boycott, handbilling or other concerted action by or on behalf of any Employees.

    3.15. Employee Benefit Plans.

         (a) For purposes of this Agreement, "Benefit Plan" means and includes
(i) any employment, consulting, severance or other compensation Contract, (ii) any deferred compensation, stock ownership, executive compensation, bonus or other incentive compensation, supplemental retirement, vacation pay, sickness, disability, death benefit, retiree medical or life insurance, pension plan, employee stock option or stock purchase, employee discount, club membership, educational assistance, severance pay, termination or salary continuation plan, arrangement or practice (whether provided through insurance, on a funded or unfunded basis or otherwise), and (iii) each other employee benefit plan, program or arrangement which relates to any of the Employees or former Employees or in respect of which the Company has any Liability or obligation (contingent or otherwise).

         (b) Schedule 3.15(b) sets forth a complete and correct list of all Benefit Plans, and summary of oral Benefit Plans, if any, and the Company has delivered to the Buyer complete and correct copies of all such written Benefit Plans.

         (c) Except as set forth on Schedule 3.15(c), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any Employee or former Employee,
(ii) materially increase any benefits otherwise payable under any Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. With respect to each Benefit Plan, the Company has made available to Holding complete and correct copies of all material descriptions distributed to Employees or set forth in any manuals or other documents, the text of the Benefit Plan and of any trust, insurance or annuity Contract maintained in connection therewith, and the most recent actuarial reports, if any, relating to the Benefit Plan.

         (d) All contributions required to be made to or with respect to each Benefit Plan with respect to the service of Employees, former Employees or other individuals with the Company prior to the date hereof have been made or have been accrued for in the Balance Sheet or in the books and records of the Company for periods after the date of the Balance Sheet, as applicable.

         (e) Except as set forth on Schedule 3.15(e) hereto, each Benefit Plan has in all material respects been administered to date in accordance with applicable laws and with the terms and provisions of all documents or contracts pursuant to which such Benefit Plan is maintained, except as otherwise permitted by law; there is no dispute, arbitration, claim, suit or grievance pending or, to the knowledge of the Shareholders, threatened, involving a Benefit Plan (other than routine claims for benefits), and, there is not, to the knowledge of the Shareholders, any basis for such a claim; none of the Benefit Plans nor, to the knowledge of the Shareholders, any fiduciary thereof (in such Person's capacity as such) has been the direct or indirect subject of an order of, or, to the knowledge of the Shareholders, an investigation by, a Governmental Entity; and there are no matters pending as to which the Company has received notice from any Governmental Entity or otherwise with respect to a Benefit Plan.

         (f) None of the Benefit Plans provide for post-retirement life insurance or health benefits coverage for any participant or any beneficiary of a participant.

    3.16. Environmental Matters.

         (a) Except as disclosed on Schedule 3.16 hereto:

                  (i) the Company, and its operations has been and is, and the Leased Real Property during the period that it was leased by the Company is or was, in material compliance with all applicable Environmental Laws (as defined in Section 31(c)) and the Company obtained, currently maintains and is in compliance with any permit, authorization, license or similar approval required by Environmental Laws and to the knowledge of the Shareholders there are not any facts, circumstances or conditions that could reasonably be expected to interfere with such continued material compliance or require capital expenditures in excess of USD 25,000 (twenty five thousand USDollars) to maintain such compliance;

                  (ii) no judicial or administrative proceedings are pending or, to the knowledge of the Shareholders, threatened, against the Company, or the Leased Real Property leased by the Company, alleging the violation of or seeking to impose liability under or pursuant to any Environmental Law, and there are no investigations pending or, to the knowledge of the Company, threatened, under or pursuant to Environmental Laws against the Company, or the Leased Real Property as owned, operated or leased by or on behalf of the Company;

                  (iii) the Company has not received any written notice or other communication indicating or otherwise alleging that the Company is or could be liable for the cost of investigating, remediating or otherwise addressing Hazardous Material (as defined in Section 3.16(c)) under Environmental Laws;

                  (iv) the Company is not subject to any outstanding Environmental Costs and Liabilities (as defined Section 3.16(c)) in the aggregate in excess of USD 25,000 (twenty five thousand USDollars) and, there are not, to the knowledge of the Shareholders, any facts, circumstances or conditions relating to, arising from, associated with or attributable to the operations of the Company, or the Leased Real Property by or on behalf of the Company that could reasonably be expected to result in the Company incurring Environmental Costs and Liabilities in the aggregate in excess of USD 25,000 (twenty five thousand USDollars);

                  (v) there is not now, nor, to the knowledge of the Shareholders, has there been in the past, on, in or under any Leased Real Property at the time owned, leased or operated by the Company (x) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Material, (y) any asbestos-containing materials, or (z). any polychlorinated biphenyls; and

                  (vi) the Company has not filed any notice under Environmental Laws indicating past or present treatment, storage or disposal of hazardous wastes or reporting a Release (as defined Section 3.16(c)) of Hazardous Material.

         (b) The Company has no possession of environmentally related audits, assessments, studies, reports, analyses and results of investigations of the Leased Real Property.

         (c) For purposes of this Agreement, the following terms have the following definitions:

                  (i) "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial action) arising from or under any Environmental Law or any agreement with any Governmental Entity or other Person thereunder or pursuant thereto.

                  (ii) "Environmental Laws" means any applicable law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

                  (iii) "Hazardous Material" means any substance, material or waste that is regulated by any Governmental Entity as hazardous, toxic or words of similar meaning, including, without limitation, any material, substance or waste that is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant" "toxic waste" or "toxic substance" under any provision of Environmental Law, as well as petroleum, petroleum products, asbestos, urea formaldehyde and polychiorinated biphenyls.

                  (iv) "Leased Real Property", for purposes of this Section 3.16 only, means any real property leased previously or presently by or for the Company.

                  (v) "Release" means any release, spill, emission, migration, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment.

    3.17. Tax Matters.

         (a) Except as set forth on Schedule 3.17(a) all material Tax Returns (as defined in Section 3.17(h)) required to be filed by or with respect to the Company have been timely filed. The Company has timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to them. With respect to any period for which Taxes are not yet due, the Company has made sufficient current accruals for all such Taxes in its financial statements (including the Financial Statements). The Company has made all required estimated Tax payments sufficient to avoid any penalties. The Company has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any Employee, creditor, independent contractor or other third party.

         (b) There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period, and no power of attorney granted by or with respect to the Company relating to Taxes is currently in force. No closing agreement has been entered into by or with respect to the Company. Except as set forth on
Schedule 3.17(b) no audit or other proceeding by any Governmental Entity is pending or threatened in writing, in regard to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company. No assessment of Taxes is proposed against the Company or any of their respective assets.

         (c) The Company is not a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreement, or any other similar Contract.

         (d) The Company has made available complete copies of (i) all filed Tax Returns of the Company relating to the taxable periods since January 1, 1997,
(ii) any audit report issued since January 1, 1997 relating to Taxes due from or with respect to the Company, its income, assets or operations, and (iii) any extensions of the statute of limitations with respect to any Taxes due from or with respect to the Company, their income, assets or operations. All income and franchise Tax Returns filed by or on behalf of the Company other than for those for the taxable years ended on the respective dates set forth on
Schedule 3.17(d) hereto have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

         (e) Except as set forth on Schedule 3.17(e), since January 1, 1997, no claim has been made in writing addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns asserting that the Company is or may be subject to taxation in that jurisdiction.

         (f) There are no Encumbrances as a result of any unpaid Taxes, other than Taxes not yet due and payable, upon any of the assets of the Company.

         (g) Except as set forth on Schedule 3.17(g) the Company has not been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.

         (h) "Taxes" shall mean all taxes, charges, fees, levies, duties and other similar governmental assessments, including, without limitation, (i) income, gross receipts, ad valorem, premium, value added, excise, real property, personal property, sales, use, transfer, withholding, employment, social insurance, payroll, medicare, and franchise taxes imposed by any national, local or foreign government, or any subdivision, agency, or other similar Person and
(ii) any interest, fines, penalties, assessments, reassessments or additions to Taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof. "Tax Returns" shall mean reports, returns and statements required to be supplied to a taxing authority in connection with Taxes.

    3.18. Insurance. Schedule 3.18(i) hereto sets forth a complete and correct list and brief summary description of all insurance policies carried by, or covering, the Company with respect to its business. Complete and correct copies of each such policy have been made available to Holding. All such policies are in full force and effect. No notice of cancellation has been received with respect to any such policy. All premiums due thereon have been paid in a timely manner and no event has occurred, including, without limitation, the failure of the Company to give any notice or information or the Company giving inaccurate or erroneous notice or information, which materially limits or impairs the rights of the Company under any such insurance policies. Except as set forth on
Schedule 3.1(ii) there are no pending claims or, to the knowledge of the Shareholders, threatened claims, under the Company's insurance policies with respect to the Company's property or assets.

    3.19. Books and Records. True and correct copies of the Company's meeting minutes and shareholder register have been provided to Holding. The shareholders register accurately reflects all transactions in shares and depository receipts of the Company's capital stock. All accounting, financial, reporting, business, tax, corporate and other similar books and records of the Company accurately reflect the business and financial condition of the Company. Except as set forth on Schedule 3.19 hereto, all of the records, data, information, databases, systems and controls maintained, operated or used by the Company in connection with the conduct or administration of its business (including all means of access thereto and therefrom) are located on the premises of the Company and are under the exclusive ownership or direct control of the Company.

    3.20. Brokers' or Finders' Fees. Except as set forth on Schedule 3.20 hereto, no agent, broker, investment banker, or other Person or firm acting on behalf of the Company or the Shareholders of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from the Company, or any shareholder of the Company in connection with any of the transactions contemplated by this Agreement.

    3.21. Material Customers and Suppliers.

         (a) Schedule 3.21(a)(i) hereto sets forth a complete and correct list of the 10 largest customers of the Company in terms of amounts of order bookings by such customers during the year ended December 31, 1999 (each, a "Material Customer"), showing the total amount of order bookings to each such Material Customer for such periods. Except as set forth and described on Schedule 3.21(a)(ii), no Material Customer has given the Company any notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting an adverse change in, the business relationship between such customer and the Company (including by way of demands for price decreases) and there has not been any adverse change in the business relationship of the Company with any such customer since December 31, 1999. To the knowledge of the Shareholders no Material Customer has the intention to terminate its relationship with the Company.

         (b) Schedule 3.21 (b)(i) hereto sets forth a complete and correct list of the material suppliers of the Company in terms of amounts purchased from such suppliers during the year ended December 31, 1999 (each, a "Material Supplier"), showing the total amount purchased from each such Material Supplier for such periods. Schedule 3.21(b)(i) also correctly identifies all current outstanding purchase orders of the Company for goods or services with an aggregate value of USD 100,000 (one hundred thousand USDollars) or more per annum. Except as set forth on Schedule 3.21 (b)(ii), no supplier identified on Schedule 3.21(b)(ii) has given the Company any notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting an adverse change in, the business relationship between such supplier and the Company (including by way of proposed price increases) and there has not been any adverse change in the business relationship of the Company with any such supplier since December 31, 1999.

    3.22. Bank Accounts: Powers of Attorney. Schedule 3.22 hereto sets forth a complete and correct list showing (a) all banks in which the Company maintains a bank account or safe deposit box (collectively, "Bank ----- Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto and (b) the names of all persons holding powers of attorney from the Company, true and correct copies which have been delivered to Holding.

    3.23. Intellectual Property Rights.

         (a) Schedule 3.23(a)(i) sets forth a complete list of all of the Company's Intellectual Property owned fully, completely and exclusively by the Company. Schedule 3.23(a)(ii) sets forth a complete list of all the (implied license) agreements with third parties regarding the use of Intellectual Property, owned or licensed to such third party, and used by the Company. As used herein, the term "Intellectual Property" shall mean software licenses and know-how licenses, trade names, trademarks, copyrights, service marks, trade secrets, technical knowledge, know-how, patents, patent applications, non-patentable inventions, (business) methods and/or processes, design or model rights, topography rights, database rights, mask works, computer software (excluding non-customized computer software available to the Company on an over the counter basis through normal commercial channels) and other confidential proprietary information including but not limited to governmental type approvals, and related ownership, use and other rights. Except as set forth on
Schedule 3.23(a)(iii), the Company has the right to use, free and clear of any claims or rights of others, all Intellectual Property owned or used by it in the operation of its business, and such use does not, to the knowledge of the Shareholders, infringe on any patent, trademark, copyright, service mark or trade name, or misappropriate any other Intellectual Property of others.

         (b) To the knowledge of the Shareholders, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has not received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation, or violation. No third party has, to the knowledge of the Shareholders, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company. Except as set forth in Schedule 3.23(b) the Company has not granted any licenses of or other rights to use any of the Intellectual Property of the Company to any third party. The Company has not entered into any Contract to indemnify any other Person against any charge of infringement of any Intellectual Property.

    3.24. Compliance with Laws: Permits and Licenses. The Company is in compliance and has complied in all material respects with all laws, statutes, rules, regulations, codes and ordinances applicable to their respective business, properties and operations, and has secured all material permits, authorizations and licenses issued by federal, state, local and foreign agencies and authorities, applicable to their business, properties, Employees and operations. There have been no claims made or threatened against the Company arising out of, relating to or alleging any violation of any of the foregoing, except for claims which are no longer pending or which are set forth on Schedule 3.24(a) hereto. Except as set forth on Schedule 3.24(b) the Company has all material permits, licenses, approvals, franchises, notices and authorizations issued by any Governmental Entity (collectively, "Permits") necessary for the Company to operate its business. The Company is in compliance in all respects with all terms required for the continued effectiveness of each such Permit, and there is not pending, or to the knowledge of the Shareholders, threatened non-renewal or revocation of any such Permit. No other Permits, in addition to the Permits currently held by the Company, are necessary to conduct the business of the Company as it is now conducted. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Permits will be adversely affected by consummation of the transactions contemplated hereby. Neither any present or former Shareholder of the Company or Employees, or any other Person, holds, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits which the Company owns, possesses or uses in the conduct of its business as now or previously conducted. Schedule 3.24(c) sets forth a list of the Permits.

    3.25. Certain Business Practices: Potential Conflicts of Interest.

         (a) None of the Company, or any agents, Employees or present or former Shareholders of the Company has (i) used any of the Company's funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from the Company's funds, or (iii) made any other unlawful payment from the Company's funds.

         (b) Except as set forth on Schedule 3.25(b), neither any shareholder of the Company nor any director, officer, nor any affiliate of the Company (i) owns, directly or indirectly, any significant interest in, or is a director, officer, employee, consultant or agent of, any Person which is a competitor or customer of, or supplier of goods or services to, the Company, (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests or other property the use of which is necessary for the conduct of the business of the Company, or (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Company other than claims in the ordinary course of business.

    3.26. Subsidies. Except as set forth on Schedule 3.26, there is no outstanding or current subsidy, aid, tax holiday, grant program, loan at a preferential rate, special contract or lease or similar benefit which has been made available to the Company (including by way of guaranty or other assurance) by a Governmental Entity (each, a "Subsidy"). The Company is in material compliance with, and has neither breached or violated in any material respect, any representation, condition or undertaking made by it to obtain or to maintain any Subsidy. Neither the execution of this Agreement, nor the performance of any of the transactions contemplated herein will, pursuant to the express terms of any Subsidy, result in the cancellation, limitation or reduction of any such Subsidy or require any repayment of, any reapplication for or reissuance of, or any posting of additional security for the maintenance of, any Subsidy.

    3.27. HSR Act. On the Closing Date, the Company, individually or in the aggregate, will not own any assets located in the United States (other than investment assets or voting or non-voting securities of another person) having an aggregate book value of USD 15,000,000 (fifteen million USDollars) or more and will not control (as that term is defined under Section 801.1(b) of the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) any U.S. issuer (as defined in the HSR Act) that has annual net sales or total assets of USD 25,000,000 (twenty five million USDollars) or more.

    3.28. Disclosure. No representation or warranty by the Shareholders contained in this Agreement, and no statement contained in any document (including, without limitation, the Financial Statements and the Schedules hereto), list, certificate or other instrument furnished or to be furnished by or on behalf of the Shareholders or the Company to the Buyer or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, certificate or other instrument.

    3.29. Material Consents. All consents, required Permits and approvals ("Material Consents") that are material to the ability of the Buyer to continue to operate the Company in the ordinary course of business consistent with past practices are identified on Schedule 3.29 attached hereto.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF HOLDING AND BUYER

                  Holding and Buyer make the following representations and warranties to the Company and the Shareholders, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing
Date:

    4.1. Organization and Corporate Power. Holding and Buyer are corporations duly organized, validly existing and in good standing under the laws of their incorporation and have full corporate power and authority to own, lease and operate the properties and assets which they now own, lease or operate and to carry on their business as presently conducted or proposed to be conducted pursuant to existing plans.

    4.2. Authority; Absence of Conflicts.

         (a) Holding and Buyer have full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of Holding and Buyer, and no other corporate actions on the part of Holding and Buyer are necessary to authorize and approve the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Holding and Buyer and, assuming this Agreement constitutes a valid and binding obligation of the Company and the Shareholders, constitutes the valid and binding obligation of Holding and Buyer, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

         (b) Except with respect to consents already obtained, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with the terms hereof will (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Holding and Buyer, (ii) violate, conflict with or result in a breach of or default (or constitute any event which with the lapse of time or the giving of notice or both would constitute a breach or default) under any of the terms, conditions or provisions of any material Contract to which Holding and Buyer are a party or by which Holding's and

Buyer's assets or properties are bound, (iii) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling, treaty convention or regulation of any Governmental Entity to which Holding and Buyer or any of their assets or properties are subject, or (iv) require Holding and Buyer to give notice to, obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any third party, including, without limitation, any Governmental Entity other than notices or approvals under applicable non-U.S. competition, antitrust or pre-merger notification laws and notices, waivers or approvals under applicable securities laws of the Netherlands ("Holding Consents").

    4.3. Outstanding Capital Stock; Issuance of Shares.

         (a) The authorized capital stock of Holding consists of 300,000,000 Class A par value USDollars 0.01 (one USDollar cent) and 300,000,000 Class B par value USDollars 0.01 (one USDollar cent) shares of Holding Common Stock and 100,000 shares of 12 1/2% (twelve and a half percent) Cumulative Compounding Convertible Preferred Stock ("Holding Preferred Stock"), par value USD 0.01 (one USDollar cent) per share. All of the issued and outstanding shares of Holding Common Stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such shares were issued in violation of any preemptive rights of Shareholders.

         (b) Holding Common Stock to be issued to the Shareholders under the terms of this Agreement, when issued as contemplated by this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights of Stockholders.

    4.4. Legal Proceedings. There are no suits, actions, proceedings, claims or investigations pending or, to the knowledge of Holding and Buyer, threatened, challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the transactions contemplated hereby.

    4.5. Brokers' or Finders' Fees. No agent, broker, investment banker, or other Person or firm acting on behalf of Holding or Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Holding or Buyer in connection with any of the transactions contemplated by this Agreement, other than customary fees and expenses of attorneys, accountants and similar professionals.

    4.6. Financial Statements. Holding has delivered to the Shareholders true and complete copies of the unaudited balance sheets of Holding Shareholders of December 31, 1999 (the "Holding Financial Statements"). Such Holding Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") (except for the absence of footnotes and normal year-end adjustments) consistently applied throughout the periods involved and such balance sheets, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Holding at the dates indicated and such statements of operations of Holding for the periods indicated the Holding Financial Statements are attached hereto as
Schedule 4.6.

                                   ARTICLE V

                                    COVENANTS

    5.1. Confidentiality. From and after the date hereof, each of the Shareholders will not, and will cause their respective affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of Holding, the Company, affiliates of Holding or the Company or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Company or Holding, any Confidential Information (as defined below). The Shareholders agree that they shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that - in the event disclosure is required by applicable law, such Shareholder shall provide the Company and Holding with prompt notice of such requirement prior to making any disclosure so that the Company and Holding may seek an appropriate protective order. For purposes of this Section 5.1 "Confidential Information" shall mean any confidential information with respect to the conduct or details of the business of the Company, including, without limitation, methods of operation, customers, and customer lists, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. The term Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement, or (ii) becomes generally available to the public other than as a result of a disclosure by the Shareholder or not otherwise permissible thereunder, or (iii) the Shareholder learns from other sources where such sources have not violated their confidentiality obligation to the Company or Holding or their respective affiliates. -

    5.2. Lock-up. Each and all Shareholders undertake that they will not offer, sell, contract to sell, grant any options to purchase or otherwise dispose of a certain percentage of the Holding Common Stock they receive hereunder (the "Lock-Up") provided, however, that permitted sales at the Closing are subject to an orderly sale through the Holding's underwriting team. The shareholders listed on Schedule 5.2(i) have accepted a Lock-Up of 60% of their Holding Common Stock until such time as the current Affiliates and Management Investors (as defined in the agreements related to the Intersil Holding Corporation initial public offering) are released from their current IPO related lock-up which is on or about August 23, 2000 (the "First Release"). The other 40% may be sold as from the Closing. The shareholders listed on Schedule 5.2(ii) have accepted a Lock-Up of 100% of their Holding Common Stock: 50% of their Holding Common Stock is under the Lock-up until the First Release: 25% of their Holding Common Stock is under the Lock-up until August 23, 2001, and 25% of their Holding Common Stock is under the Lock-Up until August 23, 2002.

    5.3. US Securities Registration. Prior to the signing, Holding will file a registration statement with the United States Securities and Exchange Commission registering the resale of the Holding Common Stock by the Shareholders and will use its commercially reasonable efforts to cause such registration statement to become effective and to remain effective until the third anniversary of the Date of Closing. The Shareholders agree to provide such information regarding the Shareholders and their proposed plan of distribution as is reasonably requested by Holding and to hold Holding harmless to the extent any such information is false, misleading or incomplete. The Shareholders agree that they will not transfer the Holding Common Stock during the period such registration statement is effective at any time when they have been notified by Holding that there may exist material non-public information concerning Holding.

                                   ARTICLE VI

                               CLOSING DELIVERIES

    6.1. Documents being delivered by the Parties at Closing

         (a) Shares Transfers. At Closing, the Shareholders, Holding, Buyer and the Company shall execute a notarial deed of transfer whereby the Shares are transferred to Buyer and the transfer shall be registered in the Shareholders Register of the Company.

         (b) Insurance. The Shareholders' Vendors Indemnity and Warranty Insurance Policy (the "Insurance Policy") shall have been delivered to the Holding, together with evidence satisfactory to the Holding and the Shareholders that the insurance premium for the Insurance Policy has been paid or shall be paid by the Holding.

         (c) Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by the parties thereto.

         (d) Resignation of Directors. Each member of the Supervisory Board of the Company designated by Buyer shall have tendered their resignations to the Company, as applicable, to be effective as of the Closing Date.

         (e) Delivery of Certificates. Each of the Shareholders and the Company shall have delivered to Holding and Buyer such good standing certificates, officers' certificates and similar documents and incumbency certificates as counsel for Holding and Buyer shall have reasonably requested.

         (f) Delivery of Certificates. Holding and Buyer shall have delivered to the Shareholders or the Company such good standing certificates, officers' certificates and similar documents and incumbency certificates as counsel for the Shareholders shall have reasonably requested.

         (g) Exchange Agreement. The Optionholders and Holding shall have executed and delivered the Exchange Agreement.

         (h) Employee Agreements. Certain employees shall have entered into employment agreements in a form satisfactory to Holding, Buyer and their counsel.

         (i) Patent Assignments. Certain employees shall have signed patent assignment agreements in the form satisfactory to Holding, Buyer and their counsel.

         (j) Bundeskartelamt. Any and necessary filings and/or notifications shall have been made to fulfill the applicable requirements, if any, under German Anti-Trust law relating to this transaction.

         (k) Pre-acquisition Investigation. The outcome of Holding's and Buyer's preacquisition investigation is satisfactory to Holding, Buyer and their counsel.

         (l) Tax Ruling. The Company shall have obtained a tax ruling on the roll-over of Options as described in the Exchange Agreement.

         (m) Non-Competition, Non-Solicitation And Lock-Up Agreement. Certain shareholders shall have entered into Non-Competition, Non-Solicitation And Lock-Up Agreement in a form satisfactory to Holding, Buyer and their counsel.

                                  ARTICLE VII

                                  MISCELLANEOUS

    7.1. Expenses. The Shareholders shall be responsible for the expenses incurred by the Shareholders, in connection with the transactions provided for herein or contemplated hereby. The Holding and Buyer shall pay for the expenses incurred by them in connection with the transactions contemplated hereby. The Buyer or the Company shall pay on behalf of the Shareholders the premium on the Insurance Policy, the fees of Baker & McKenzie --Amsterdam office for legal services rendered and the fee payable to FleetBoston Robertson Stephens International Limited in relation to this agreement and the transaction contemplated hereby on behalf of and from the funds of the Shareholders.

    7.2. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the party for whom judgment is finally granted by a court in connection with such action shall be entitled to recover in such action its reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

    7.3. Brokers. Holding and Buyer shall indemnify and hold harmless the Shareholders, and the Shareholders shall, indemnify and hold harmless Holding and Buyer (and from and after the Closing the Company), from and against any liability, claim, loss, damage, or expense incurred by Holding and Buyer and the Company, respectively, relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by Holding, Buyer, the Shareholders, the Optionholders, and the Company, respectively, in connection with this Agreement or the transactions contemplated hereby; provided that the foregoing does not apply to the fee payable to FleetBoston Robertson Stephens International Limited in relation to this agreement and the transaction contemplated hereby.

    7.4. Notices. Any notice, request, demand or other communication given by any party under this Agreement (each a "Notice") shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered at that party's address as it appears below or another address of which that party has given written notice to the other parties hereto, or (ii) when transmitted by telex (or equivalent service), the sender having received the answer back of the addressee, or (iii) when delivered by facsimile transmission, the sender having received machine confirmation thereof. Notice hereunder shall be sufficient if given to and these parties choose their domicile for the purpose of receiving any writ or other service of process at the following address:


                           (i)      if to the Holding:

                                    Intersil Holding Corporation
                                    2401 Palm Bay Road, NE
                                    Palm Bay, Florida 32905
                                    Facsimile No: 1 (0)32 1 729 4065
                                    Attention: Gregory Williams

                                    and

                                    Intersil Holding Corporation
                                    2401 Palm Bay Road, NE
                                    Palm Bay, Florida 32905
                                    Facsimile No: 1 (0)321 729 5392
                                    Attention: Stephen Moran

                           (ii)     If to the Buyer:

                                    Intersil B.V.
                                    c/o Intersil Holding Corporation
                                    2401 Palm Bay Road, NE
                                    Palm Bay, Florida 32905
                                    Facsimile No: 1 (0)321 729 4065
                                    Attention: Gregory Williams

                                    with copy to:

                                    Intersil Holding Corporation
                                    2401 Palm Bay Road, NE
                                    Palm Bay, Florida 32905
                                    Facsimile No: 1 (0)321 729 5392
                                    Attention: Stephen Moran

                           (iii)    If to the Company:

                                    No Wires Needed BV
                                    Rembrandtlaan 1 a
                                    3723 BG Bilthoven H
                                    P.O.  Box 343, 3720 AN Bilthoven
                                    Facsimile No: 31(0)30 229 6061
                                    Attention: Hans van der Hoek

                           (iv)     If to any of the Shareholders:

                                    At their respective addresses listed on
                                    page 1 and on Exhibit 1 hereto,

                                    with copy to:

                                    Caron Stevens/Baker McKenzie
                                    Hirsch Gebouw
                                    Leidseplein 29,
                                    1017 PS Amsterdam
                                    P.O.  Box 2720, 1000 CS Amsterdam
                                    Facsimile No: 31(0)20 627 3458
                                    Attention: Mic van Bremen


    7.5. Transfer Taxes. The Shareholders shall be responsible for the payment of, and shall indemnify and hold Holding and Buyer and the Company harmless from and against, any and all sales, use, transfer, recording, stamp, documentary, real estate or other similar Taxes attributable to purchase and sale of the Optionholders' Company Capital Stock, Options or Warrants. All payments under this Agreement shall be reduced by and made net of any applicable withholding Taxes.

    7.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and its respective successors and assigns. This Agreement or any part hereof may not be assigned by any party without the prior written consent of the other parties hereto, except that Holding and Buyer may
(i) assign its rights and obligations to any affiliate of Holding or Buyer or
(ii) make a collateral assignment of its rights under this Agreement to any lender who provides funds to Holding or Buyer for the acquisition of the Company without the written consent of the Company; provided that any such assignment shall not relieve Holding or Buyer from its obligations hereunder. The Company and the Shareholders shall execute acknowledgements of such assignment(s) and collateral assignments in such forms as Holding, Buyer or Holding's or Buyer's lender(s) may from time to time reasonably request.

    7.7. Entire Agreement and Modification. This Agreement, the Schedules and Annexes hereto and agreements executed concurrently herewith (all of which are hereby incorporated by reference into and considered part of this Agreement) supersede all prior agreements and understandings among the parties or any of its respective affiliates (written or oral) relating to the subject matter of this Agreement, and are intended to be the entire and complete statement of the terms of the agreement among the parties, and may be amended or modified only by a written instrument executed by all of the parties. The waiver by one party of any breach of this Agreement by any other party shall not be considered to be a waiver of any succeeding breach (whether of a similar or a dissimilar nature) of any such provision or other provision or a waiver of any such provision itself. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any of the parties.

    7.8. Certain Interpretive Matters. Unless the context otherwise requires,
(a) all references to Sections, Articles, Annexes or Schedules are to Sections, Articles, Annexes or Schedules of or to this Agreement, (b) each term defined in this Agreement has the meaning assigned to it, (c) "or" is disjunctive but not necessarily exclusive, (d) words in the singular include the plural and vice versa, (e) the term "affiliate" means any Person controlled by or under common control with the applicable referenced Person and (f) "knowledge," in the case of the Company or the Shareholders, shall refer to the actual knowledge, after due inquiry, of any Shareholder. All references to "NLG" will be to lawful currency of the Netherlands. All references to "USD" will be to lawful currency of the United States of America. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

    7.9. Governing Law. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Netherlands, without giving effect to the conflicts of laws provisions thereof. All disputes arising in connection with this Agreement, shall be brought before the competent Netherlands court.

    7.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

    7.11. Further Assurances. Each of the parties shall, at any time and from time to time after the Closing Date, and at the expense of the other parties but without further consideration, execute and deliver such further instruments, assignments or documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing.

    7.12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    7.13. No Recourse. No past, present or future director, officer, employee, shareholder, incorporator or partner, as such, of Holding, Buyer, the Company or the Shareholders (except to the extent any of the foregoing is a party to the Agreement) shall have any liability for any obligations of Holding, Buyer, the Company or the Shareholders under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

    7.14. Public Statements. The Holding and Buyer, on the one hand, and the Company and the Shareholders, on the other hand, will consult with the other before issuing, and will provide the other with a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statements prior to such consultation except as may be required by applicable law or judicial process.

    7.15. Specific Performance. In the event of a breach or threatened breach by any party hereto of any of his, her or its obligations hereunder to consummate the transactions provided for herein any other party hereto shall be entitled to specific performance with respect to said obligation. Nothing herein shall be construed as prohibiting any party hereto from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

    7.16. Notary. The Notary who will execute the transfer deed is a civil law notary of Caron & Stevens/Baker & McKenzie, which firm acts as the external legal advisors of the Shareholders. Each party hereby acknowledges that it is aware of the provisions of the "Guidelines concerning associations between civil law notaries ("notarissen") and barristers/solicitors ("advocaten")" as established by the Board of the Royal Professional Organization of Civil Law Notaries ("Koninklijke Notariele Beroepsorganisatie") and agrees that Caron & Stevens/Baker & McKenzie may advise and act on behalf of the Shareholders with respect to this Share Purchase Agreement and any agreements and/or any disputes related to or resulting from this agreement, without prejudice to the obligations of the civil law notary of Caron & Stevens/Baker & McKenzie to all parties with respect to the execution of the share transfer deed.



[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement in two or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first above written.


                                HOLDING:
                                -------

                                INTERSIL HOLDING CORPORATION

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                BUYER:
                                -----

                                INTERSIL B.V.

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------


                                COMPANY:
                                -------

                                NO WIRES NEEDED B.V.

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------


                                SHAREHOLDERS:
                                ------------

                                GILDE It FUND B.V.

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                PARNIB B.V.

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------


                                3COM CORPORATION

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                KENNET I L.P.

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                HANS B.  VAN DER HOEK

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                R.A.  BROCKMANN

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                R.J.  RISSEEUW

                                By:
                                              ----------------------------------

                                Name:
                                              ----------------------------------

                                Title:
                                              ----------------------------------

                                R.  BLOKKER

                                By:
                                              ----------------------------------

                                Name:
                                              ----------------------------------

                                Title:
                                              ----------------------------------

                                A.P.A.  BLUM

                                By:
                                              ----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                A.R.  ZWEMMER

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                P.VAN GEEST

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                H.J.  KOUWENHOVEN

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                W.W.  SQUIRE

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                M.  HOEBEN

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                B.  RISSEEUW

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                S.M.  BROCKMANN

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                B.H.  VAN DEN HEUVEL

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                PROCESSOR LEUSDEN B.V.

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                Q4 HOLDING B.V.

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                S.  JONKER

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                N.  JONKER

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                R.W.  JONKER BEHEER B.V.

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                J.H.  KNIBBE

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                C.I.  KOUWENHOVEN

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                H.  VAN LEEUWEN

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------

                                F.M.A.  VAN LIESHOUT

                                By:
                                             -----------------------------------

                                Name:
                                             -----------------------------------

                                Title:
                                             -----------------------------------